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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the use in this Registration Statement of Bucyrus International, Inc. on Form S-1 of our report dated March 26, 2004, relating to the consolidated financial statements of Bucyrus International, Inc. as of and for the years ended December 31, 2003 and 2002 (which report expresses an unqualified opinion and includes explanatory paragraphs referring to [1] the adoption on January 1, 2002, of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, and [2] the application of procedures relating to certain disclosures and reclassifications of financial statement amounts related to the 2001 financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures and reclassifications), appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
April 5, 2004

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT